Exhibit 10.1

CONFIDENTIAL	EXECUTION COPY

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT AGREEMENT

Re: Epratuzumab Development, Collaboration and License Agreement

This AMENDMENT AGREEMENT (this “Amendment Agreement”), dated December 27, 2011, is by and between UCB PHARMA S.A., a corporation organized under the laws of Belgium (“UCB”) and IMMUNOMEDICS, INC., a Delaware corporation (“Immunomedics”). UCB and Immunomedics are collectively referred to as the “Parties” or individually as a “Party” in this Amendment Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Immunomedics Agreement, as hereinafter defined.

WHEREAS, UCB (as successor in interest to UCB S.A.) and Immunomedics are parties to that certain Development, Commercialization and License Agreement, dated as of May 9, 2006, and as amended and otherwise modified from time to time prior to the date hereof (the “Original Immunomedics Agreement” and, as amended in accordance with this Amendment Agreement and the Supplemental Agreement (as defined below), the “Immunomedics Agreement”) in connection with the Development and Commercialization of the Licensed Compound and Licensed Products;

WHEREAS, the Parties now desire to amend and/or modify the Original Immunomedics Agreement in certain respects as set forth herein and to memorialize certain other agreements between the Parties;

***

***

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Payments to Immunomedics.

1.1 In consideration of the agreements set forth herein, UCB shall make (or cause to be made) the following payments to Immunomedics:

(a) A non-refundable fee of Thirty Million United States Dollars (US$30,000,000) within five (5) Business Days following the date of this Agreement; and

(b) Subject to ***, a non-refundable fee of Thirty Million United States Dollars (US$30,000,000) ***.

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1.2 The payments contemplated in this Section 1 shall be made in good and immediately available funds in accordance with the following wire transfer instructions:

Bank: ***

ABA #: ***

SWIFT #: ***

Account#: ***

Account Name: ***

2. ***

2.1 ***

2.2 Rights to Nominated Compounds and Replacement Compounds. Section 2.6 of the Immunomedics Agreement is hereby deleted in its entirety and replaced with “2.6 [Reserved]”. ***

2.3 Right of Last Refusal with Respect to SLE. Section 2.7.3 of the Immunomedics Agreement is hereby deleted in its entirety and replaced with “2.7.3 [Reserved]”.

2.4 Surrender of Buy-In Right and Amendments to Sections 7.2 and 9.4.4. Effective as of the date of this Amendment Agreement:

2.4.1 UCB hereby irrevocably surrenders its Buy-In Right in respect of the Development and Commercialization of the Licensed Compound and Licensed Products in the Cancer Indication pursuant to Section 6.2 of the Original Immunomedics Agreement and agrees that such Buy-In Right shall no longer be exercisable. In furtherance of the foregoing, Sections 6.2 and 6.3 of the Original Immunomedics Agreement are hereby deleted in their entirety and replaced with the following:

“6.2 UCB recognizes and acknowledges that, subject to and in accordance with the terms and conditions of this Agreement, Immunomedics has the right, including, without limitation, via sublicensing or partnering with a Third Party, to engage in the Development and Commercialization of the Licensed Product in the Cancer Indication.”

2.4.2 In furtherance of the surrender of the Buy-In Right, each instance, as applicable, of the phrase “for so long as it remains outside the Field”, “while outside the Field”, “but only for so long as the Cancer Indication is outside the Field”, “unless and until the Cancer Indication is included within the Field” and/or “for so long as the Cancer Indication is not an Agreed Indication”, including, as applicable any uniquely associated parenthetical marks, are deleted from the Original Immunomedics Agreement.

2.4.3 In furtherance of the foregoing, Section 1.31 of the Original Immunomedics Agreement is hereby deleted in its entirety and replaced with the following:

“1.31 “Field” means the prevention, delay of onset, treatment or control (but excluding diagnosis) of any human disease, disorder or condition other than the Cancer Indication.”

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2.4.4 Immunomedics agrees and acknowledges that, anything to the contrary notwithstanding, neither UCB nor any of its Affiliates has or shall have any obligation to supply any product or any compound, active ingredient, excipient, or other element of any product, or any constituent, component of, or other aspect of any manufacturing process, to Immunomedics or any of its Affiliates, licensees or sublicensees in relation to Immunomedics’s or any of its Affiliates’, licensees’ or sublicensees’ Development or Commercialization of the Licensed Compound for the Cancer Indication, or to otherwise assist Immunomedics or any of its Affiliates, licensees or sublicensees in obtaining approval of, or in any way procuring any supply of, the Licensed Compound from any Third Party. In furtherance of the foregoing, Section 7.2 of the Original Immunomedics Agreement is hereby deleted in its entirety and replaced with the following:

“7.2 [Reserved]”

2.4.5 In relation to UCB’s surrender of its Buy-In Right, Section 9.4.4 of the Original Immunomedics Agreement is hereby deleted in its entirety and replaced with the following:

“9.4.4 ***. The Parties acknowledge that promotion of Licensed Products for indications other than those for which they are approved is unlawful and, further, that it is in the best interests of the Parties to take all commercially reasonable and necessary steps to prevent promotions and sales of Licensed Products for such unapproved indications. The Parties further acknowledge that each Party intends to respect the right of the other to commercially benefit fully from the use and sale of its products in those countries where regulatory approvals have been obtained by Immunomedics (or its licensee or sublicensee) in the Cancer Indication and by UCB (or its sublicensee) in the Field. ***.

(a) ***

(b) *** engage an independent intermediary (the “Prescription Auditor”) reasonably acceptable to both Parties, such as an unbiased accounting firm or equivalent entity having expertise in conducting prescription audits, to undertake an analysis using prescription audit data obtained from an established Third Party data source in each relevant country for each of the ***

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Product ***. Each such analysis shall cover the period from the last date covered by the immediately preceding analysis, or, with respect to a particular country, the date on which the *** was ***, as applicable, until the date on which such analysis is commenced. Not later than *** following a Party’s notice to the other Party of its request for an audit pursuant to this Section 9.4.4(b), each Party shall submit to the Prescription Auditor and the other Party a statement, certified by an officer of such Party, of such Party’s and its licensees’ and sublicensees’ Profit Margin (as defined below) for each such country for the period covered by such audit. *** Subject to any modifications the Prescription Auditor may make, in its discretion, based upon any comments to such draft report on the part of the Parties, *** the Parties shall have the opportunity to comment on such calculation included in the Prescription Auditor’s draft report, as contemplated above and (2) any Party’s reported Profit Margins shall be subject to audit by the other Party in connection with any audit conducted pursuant to Section 9.7, with any discrepancy taken into account in determining any amount that may be owing by or to the audited Party pursuant to such Section 9.7. For purposes hereof:

(i) An Affected *** for a particular period and a particular country shall be equal to the difference between (x) *** and (y) ***.

(i) An Affected Party shall be deemed to have suffered *** and in respect of a particular country equal the product obtained by multiplying (x) ***, by (y) ***.

(c) ***

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In the event that the Parties, acting reasonably and in good faith, are unable to agree upon a Prescription Auditor, each Party shall identify one Prescription Auditor candidate and those two Prescription Auditor candidates shall select a Prescription Auditor having the relevant expertise, which selected Prescription Auditor shall be the Prescription Auditor for purposes hereof The cost of each analysis on the part of the Prescription Auditor shall be shared equally by the Parties.

(d) All payments to be made by the Parties pursuant to this Section 9.4.4 shall be made in U. S. Dollars by wire transfer of immediately available funds to an account specified by the payee Party. In the event that any Out-of-Field Sales are made in a currency other than U. S. Dollars, *** shall be converted into U. S. Dollars using the buying rate for the applicable currency of the country from which the royalties are payable certified by the United States Federal Reserve Bank of New York, as published from time to time by the United States Federal Reserve Board, on the Internet at http: http://www.federalreserve.gov/releases/h10/, or elsewhere, in respect of the last Business Day of the Calendar Quarter in which *** or the last date prior to such last Business Day for which such certified buying rate has been published by the United States Federal Reserve Board.

(e) Each Party shall implement (and, as applicable, shall cause its Affiliates, licensees and sublicensees to implement) reasonable ***

(f) ***”

2.5 ***

2.6 ***

2.7 ***

3. Consent to Due Diligence; Cooperation. Immunomedics agrees that UCB may disclose to Partner any Confidential Information relating to the Licensed Compound, the

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Licensed Products and the transactions contemplated by the Immunomedics Agreement in connection with Partner’s evaluation of the transactions contemplated in the Collaboration Agreement, pursuant and subject to the terms of that certain Confidentiality Agreement among Immunomedics, Partner and UCB ***. Immunomedics acknowledges the Parties’ mutual interest in expediting Partner’s ability to timely complete such evaluation. Accordingly, Immunomedics agrees that, ***, provided that (i) such materials or information are in the possession of Immunomedics, its Affiliates or its or their agents and not also in the possession of UCB, (ii) Immunomedics shall be under no obligation to create any materials or information or any report or compilation of information or materials not in existence at the time of any such request by Partner and (iii) in no event shall Immunomedics be obligated to disclose any materials or information pursuant hereto if doing so would destroy any legal or similar privilege that may attach to or cover such materials or information.

4. Warrant Issuance. Concurrently herewith, Immunomedics shall issue to UCB, for no additional consideration other than the payment contemplated in Section 1.1(a) hereof, the warrant attached hereto as Exhibit A (the “Warrant”) to purchase one million shares of Immunomedics’s common stock at a price equal to $8.00 per share.

5. Ratification. Other than as expressly set forth herein, the terms and provisions of this Amendment Agreement are not intended to and shall not be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the Parties under the Original Immunomedics Agreement. Except as specifically amended hereby, the terms and conditions of the Original Immunomedics Agreement remain in full force and effect.

6. ***

7. Confidentiality. The Parties agree that this Amendment Agreement and the terms contained herein constitute Confidential Information (as defined in the Immunomedics Agreement and the Collaboration Agreement, as applicable) of all Parties subject to the terms of Section 12 of the Immunomedics Agreement. Each Party agrees that any public announcements, disclosures or filings made by it with respect to this Amendment Agreement shall be subject to the terms of Section 12.4 and Section 16.8 of the Immunomedics Agreement as supplemented by Section 20.8 of the Supplemental Agreement.

8. Representation and Warranty. Each Party represents and warrants to the other Party that (a) the execution and delivery by such Party of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby are within its power and have been duly authorized by all necessary action on the part of such Party and (b) this Agreement has been duly executed and delivered by a duly authorized representative of such Party and is the legal, valid and binding obligation thereof, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally.

9. ***

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10. Incorporation By Reference. Sections 16.1, 16.2, 16.4 through 16.12, 16.16 and 16.17 of the Immunomedics Agreement are hereby incorporated by reference herein, mutatis mutandis, as though expressly set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be executed as of the date first above written.

UCB PHARMA S.A.

By:	/s/ Robert J. Trainor
Name: Robert J. Trainor
Title: Director

By:	/s/ Roch Doliveux
Name: Roch Doliveux
Title: Director

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Name: Cynthia L. Sullivan
Title: President and CEO

Signature Page to Amendment Agreement

Exhibit A

Form of Warrant

Please see attached.